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                                 Exhibit 10.9



            FIRST AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT
            -------------------------------------------------------
                             FOR PURCHASE AND SALE
                             ---------------------


     THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT FOR PURCHASE AND SALE (the "Amendment") is made and entered into as of the 30th day of January, 1998 by and between CHAPEL TRAIL ASSOCIATES, LTD., a Florida limited partnership (the "Seller"), and WEBSTER GRANT LAND COMPANY, a Florida corporation (the "Purchaser").

                               R E C I T A L S:
                               ----------------

1. The Seller and Purchaser entered into a First Amended and Restated Agreement for Purchase and Sale (the "Agreement") on the 9th day of April, 1997, which amended and restated that certain Agreement for Purchase and Sale dated June 14, 1995 (the "First Agreement") previously entered into by and between the Seller and the Purchaser.

2. One hundred twenty-five (125) of the Phase One Lots have previously been purchased in accordance with the terms and provisions of the Agreement and there remains to be purchased one hundred twenty-four (124) Phase One Lots (the "Remaining Lots") in accordance with the terms and provisions of the Agreement.

3. Seller and Purchaser desire to modify the terms and conditions set forth in the Agreement as herein set forth.


     NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 ($10.00) DOLLARS and for other good and valuable considerations in hand paid by Purchaser to Seller, the receipt and sufficiency of which is hereby acknowledged by Seller, it is hereby agreed as follows:


1.  Recitals.  The recitals above are true and correct and are incorporated
    --------
herein by this reference.

2.  Purchase and Sale:    Notwithstanding any other term, covenant and/or
    ------------------
condition to the contrary contained in the Agreement, Seller agrees to sell the Remaining Lots to Purchaser and Purchaser agrees to purchase the Remaining Lots from Seller, in accordance with the purchase price, terms and conditions herein set forth. As a result thereof, the provisions contained within paragraph 3, subparagraph b, and paragraph 11, subparagraphs d, f and g of the Agreement shall no longer be applicable to the purchase price to be tendered for the Remaining Lots as the purchase price to be tendered for the Remaining Lots, as provided for in this Amendment, is all inclusive. All other provisions of the Agreement dealing with closing expenses including, but not limited to, subparagraph 11c-1 of the Agreement shall not be affected by this Amendment.


    2.1  Purchase of Fifty (50) of the Remaining Lots:   Purchaser shall close
         --------------------------------------------
upon the purchase of fifty (50) of the Remaining Lots (the "First Takedown Remaining Lots") on or before


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February 12,1998, at a purchase price of EIGHT HUNDRED SEVENTEEN THOUSAND THREE
HUNDRED FIFTY THREE AND NO/100 ($817,353.00) DOLLARS (the "First Takedown
Price").

     2.2.  Purchase of the Balance of the Remaining Lots.  Purchaser shall be
           ----------------------------------------------
obligated to close upon the purchase of the seventy-four (74) Remaining Lots which are not included within the First Takedown Remaining Lots (the "Second Takedown Remaining Lots") on April 2, 1998, at a purchase price of ONE MILLION TWO HUNDRED THIRTY NINE THOUSAND ONE HUNDRED TWELVE AND NO/100 DOLLARS ($1,239,112.00) DOLLARS.



     2.3.  Purchase of Phase Two Lots
           --------------------------

           2.3.1 Purchaser shall be obligated to close upon the purchase of the Phase Two Lots (as said term is defined in the Agreement) on May 1, 1998 (the "Phase Two Lots Closing Date"), at a purchase price (the "Phase Two Purchase Price") of TWO MILLION FIVE HUNDRED SEVENTY TWO THOUSAND TWO
        HUNDRED AND NO/100 ($2,572,200.00) DOLLARS.   The Purchaser shall only
        have the right to purchase the Phase Two Lots if Purchaser has previously acquired all of the Remaining Lots from the Seller. The Phase Two Purchase Price shall be payable at the Phase Two Lots Closing Date as follows:

           2.3.1.1. Purchaser shall execute a Purchase Money Mortgage and Promissory Note (collectively, the APMM@) in favor of Seller in the amount of ONE MILLION SEVENTY TWO THOUSAND TWO HUNDRED AND NO/100 ($1,072,200.00) DOLLARS. Seller shall subordinate the lien of the PMM to the mortgage lien created, in favor of the lender (the "ADC Lender") providing acquisition, development and construction loan financing with respect to the Phase Two Lots (the "ADC Loan"). The PMM shall not be subordinate to the lien of the ADC Loan in the event the Phase Two Lots constitute security for any other loan and/or indebtedness due the ADC Lender. The ADC Loan documents shall provide that to the extent Purchaser receives a notice of default from the ADC Lender, the ADC Lender shall also provide a copy of such notice of default to Seller. Purchaser shall pay the cost to record the Purchase Money Mortgage, the cost of the documentary stamp taxes to be affixed to the Promissory Note and the cost of the intangible tax due in connection with the Purchase Money Mortgage. The form of Promissory Note and Purchase Money Mortgage are attached hereto as Exhibit AA@ and Exhibit AB" respectively, to form a part hereof, as if herein fully recited; and

           2.3.1.2. Purchaser shall tender to Seller, by cashier's check or by wire transfer the balance of the Phase Two Lot Purchase Price in the amount of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 ($1,500,000.00) DOLLARS.


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     2.4.  Notwithstanding anything to the contrary contained within the
Agreement, with respect to the Phase Two Lots only; Paragraphs 3, 7, 9 and 12 of the Agreement and subparagraph 11c-1 of the Agreement shall not be applicable and shall be deemed to be null and void. Any provisions of the Agreement which are contingent upon Seller's or Purchaser's compliance with Paragraphs 3, 7, 9 and/or 12 of the Agreement and/or subparagraph 11c-1 of the Agreement shall be construed as not requiring compliance by Seller or by Purchaser of said paragraphs.

     2.5 Provided that the proceeds of the ADC Loan are used solely for the acquisition of the Phase Two Lots, the development and construction thereon of residential housing (collectively the "Project") and to fund all hard costs and soft costs specifically associated with the Project and what are normally and customarily considered to be Project costs, Seller shall execute a Subordination Agreement subordinating the lien of the PMM to the ADC Loan substantially in the form of the Subordination Agreement attached hereto as Exhibit "C" to form a part hereof.

     2.6 At closing, Purchaser shall cause Weitzer Homebuilders, Inc. to guarantee the Promissory Note. The form of the Guaranty to be executed is attached hereto as Exhibit AD@ to form a part hereof.

     2.7   Encumbered Property. It is understood and agreed by and between
           -------------------
Seller and Purchaser that if the ADC Loan only encumbers the Phase Two Lots (and does not encumber any common areas) then the PMM shall only encumber the Phase Two Lots.

3.   Real Estate Taxes.  For the purposes of this Amendment, in relation to the
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purchase by the Purchaser of the Remaining Lots and the Phase Two Lots, all real estate taxes for the calendar year 1997 and before shall be paid by Seller: (i) as to the Remaining Lots, by not later than the date the Purchaser closes upon the purchase of the First Takedown Remaining Lots; and (ii) as to the Phase Two Lots, by not later than the Phase Two Lots Closing Date.. Purchaser shall purchase the Remaining Lots and the Phase Two Lots subject only to calendar year 1998 and subsequent years real estate taxes. The purchase price for the Remaining Lots and the purchase price for the Phase Two Lots have been based upon the following assumptions: (i) that the 1997 Tax Bill for 449 Lots are listed on Exhibit "E" attached hereto and are in the aggregate amount of $81,119.57 (the "Aggregate Taxes"). The purchase price for the Remaining Lots and for the Phase Two Lots includes Purchaser paying the real estate taxes on same from April 1, 1997. If the Aggregate Taxes are incorrect, upon ten (10) days written demand therefor, by either party to the other party, the Seller and Purchaser shall make the appropriate adjustments to the purchase prices of the Remaining Lots and Phase Two Lots and the readjusted payments, if any, shall be paid in such ten (10) day period; and (ii) that the 1997 Pembroke Pines School Impact Fees, for all of the Phase One Lots and for all of the Phase Two Lots, are in the amount of $108,670.66.

4.   Construction. Each party hereto hereby acknowledges that all parties hereto
     ------------
have participated equally in the drafting of this Amendment and that, accordingly, no court construing this Amendment shall construe it more stringently against one party than the other. This Amendment may be executed in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.


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5.   Full Performance.  Except for the Purchaser Open Items (hereinafter
     ----------------
defined) and except for all obligations of the Seller and the Purchaser set forth within this Amendment, Seller and Purchaser acknowledge that all contingencies specified in Agreement have been met and satisfied and that Seller and Purchaser have each performed each and every one of their respective obligations pursuant to the Agreement and, as of the date hereof, neither Seller nor Purchaser is in default under the Agreement.

6.   Waiver. Except for the Purchaser Open Items, Purchaser and Seller hereby
     ------
waive and release each other from any claims and/or obligations required of either party prior to the date of this Amendment.

7.   Seller's Performance of Requirements with respect to the Phase One Lots.
     -----------------------------------------------------------------------
Except for the Purchaser Open Items, Purchaser hereby acknowledges that Seller has fully performed all Requirements (as said term is defined in the Agreement) and has fully complied with all other obligations to be performed by the Seller with respect to the Phase One Lots. Accordingly, the Purchaser affirmatively states that the Seller, other than the obligation to convey good and marketable title to the Remaining Lots and other than the Purchaser Open Items, has no further work to be done and no further obligations with respect to the Phase One Lots.

8.   Purchaser Open Items.  The Purchaser shall have the right to deliver a
     --------------------
written list (the "List") to the Seller, by not later than 5:00 p.m. on February 16, 1998, which List shall specify any issues (the "Purchaser Open Items") relating to the Phase One Lots only which the Purchaser believes have not been fully performed and complied with by the Seller in accordance with the Seller's obligations under the Agreement. In the event the Purchaser fails to timely deliver the List to the Seller, by 5:00 p.m. on February 16, 1998, then it shall be deemed that the Purchaser has fully accepted the Seller's performance with respect to the Phase One Lots including, but not limited to, the obligation to perform the Requirements relating to the Phase One Lots. As to the Purchaser Open Items, the following shall be applicable:

     8.1. The dollar liability of the Seller to comply with the Purchaser Open Items which the Seller is contractually obligated to perform shall not be greater than $100,000.00;

     8.2. As to any of the Purchaser Open Items which the Seller agrees are within Seller's contractual obligation to perform (the "Agreed Upon Purchaser Open Item"), the Seller shall either perform and/or remedy, as may be applicable, the Agreed Upon Purchaser Open Item or, in the alternative, provide the Purchaser with a credit (in an amount equal to the agreed upon cost to perform the Agreed Upon Purchaser Open Item) against the cash portion of the Phase Two Lot Purchase Price; and

     8.3 As to any of the Purchaser Open Items which the Seller does not agree are within the Seller's contractual obligation to perform, the Purchaser shall have the rights and remedies afforded to the Purchaser in accordance with the terms and provisions contained within the Agreement; subject to the dollar limitation contained within subparagraph 8.1 of this Amendment (reduced by the dollars expended by the Seller in accordance with the provisions contained within subparagraph 8.2 of this Amendment).


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9.   City of Pembroke Pines School Impact Fees and Special Assessments.  The
     -----------------------------------------------------------------
Purchaser acknowledges its responsibility to reimburse the Seller for all City of Pembroke Pines School Impact Fees and Special Assessments (collectively the "School Impact Fees") which have been paid by the Seller or which will be paid by the Seller, as to the Phase One Lots and as to the Phase Two Lots purchased and to be purchased by the Purchaser. The Purchaser shall reimburse the Seller for all School Impact Fees paid or to be paid by the Seller, in the following manner:

     9.1. The Seller shall pay the School Impact Fees due for the 1997 calendar year by not later than March 31, 1998, and the Purchaser shall, on the Phase Two Lots Closing Date, reimburse the Seller, by cashier's check or by wire transfer, the amount of the 1997 School Impact Fees; and

     9.2 The PMM shall be increased by an amount equal to the School Impact Fees paid by the Seller, for the calendar years 1995 and 1996, reduced by the sum of $25,000.00.

Alternatively, in the event the Purchaser does not purchase the Phase Two Lots from the Seller on the Phase Two Lots Closing Date then the Purchaser, on May 1, 1998, shall tender to the Seller, by cashier's check, an amount equal to the School Impact Fees, attributable to the Phase One Lots purchased by the Purchaser, and which have been paid by the Seller for the 1995, 1996 and 1997 calendar years.

10.  Delivery of Documents.  The Seller, on the Phase Two Lots Closing Date,
     ---------------------
shall provide to the Purchaser copies of all surveys, soil test borings and other examinations, engineering plans and reports, in Seller's possession (such documents are collectively referred to herein as the "Additional Documents"), relating to the Phase Two Lots. Upon request from the Purchaser, the Seller shall execute an appropriate document, in favor of the Purchaser, thereby assigning and transferring to the Purchaser all of the right, title and interest of the Seller in and to the Additional Documents.

11.  Conflicting Provisions. The terms of this Amendment shall supersede and
     ----------------------
shall prevail over any conflicting provisions contained within the Agreement or the First Agreement and to the extent not in conflict, all of the terms, covenants and conditions of the Agreement are incorporated herein by reference.

12.  Lender's Approval.  Seller represents and warrants that First Union
     -----------------
National Bank (the "Existing Lender") shall, by 5:00 p.m., on Wednesday, February 18, 1998, provide written consent (the "Consent") to the terms and provisions of this Amendment and acknowledge that the previously executed Subordination and Non-Disturbance Agreement shall remain in full force and effect and shall be deemed to encompass this Amendment. Seller represents, warrants, covenants and agrees to pay all considerations, if any, required to obtain the Consent.

13.  Joinder by Weitzer Malibu Bay, Inc.  Weitzer Malibu Bay, Inc., a Florida
     ----------------------------------
corporation, acknowledges having reviewed this Amendment and joins into, acknowledges, covenants and agrees to be bound by the terms and provisions of Paragraphs 5, 6 and 7 of the Amendment.

14.  Phase Two Deposit.  Pursuant to the provisions contained within Paragraph
     -----------------
12 of the Agreement, Weitzer Homebuilders Incorporated, a Florida corporation ("Weitzer") was to have


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executed and delivered, to the Seller, a Promissory Note (the "Phase Two Deposit
Note") in favor of the Seller in the original principal amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 ($250,000.00) DOLLARS. However, the Seller and the Purchaser both acknowledge and agree that the Phase Two Deposit Note may never have been executed and delivered by Weitzer. Accordingly, simultaneously with the execution of this Amendment, the Purchaser has caused Weitzer to execute and deliver, into escrow with the Escrow Agent, the Phase Two Deposit Note. The
Phase Two Deposit Note executed simultaneously herewith by Weitzer shall be deemed to be in replacement of the Phase Two Deposit Note intended to have been executed at the Initial Closing (as said term is defined within the Agreement) by Weitzer.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth herein above.

                         SELLER:


                         CHAPEL TRAIL ASSOCIATES, LTD., a Florida limited partnership
                         By: CHAPEL TRAIL LTD., a Florida limited partnership, its General Partner
                              By:  SAJIK CORP., a Florida corporation,
                                    its General Partner

                              By:_______________________________________________
                                    MICHAEL KOENIG, Vice-President
                                         PURCHASER:


                              WEBSTER GRANT LAND COMPANY, A FLORIDA CORPORATION


                              By:_______________________________________________
                              HARRY WEITZER, President


                        JOINDER AS TO PARAGRAPH 13 ONLY
                        -------------------------------


                              WEITZER AT MALIBU BAY, INC., A FLORIDA CORPORATION


                              By:_______________________________________________
                              HARRY WEITZER, President



     WEITZER HOMEBUILDERS INCORPORATED, a Florida corporation joins into this Amendment for the purposes of: (i) guaranteeing the performance by the Purchaser of the obligations of the Purchaser contained within Paragraph 2 (including its subparagraphs) of this


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Amendment; and (ii) guaranteeing the timely and complete
payment of the obligations of the Purchaser contained within Paragraph 9 (including its subparagraphs) of this Amendment.


                              WEITZER HOMEBUILDERS INCORPORATED,
                              a Florida corporation


                              By:_______________________________________________
                                    HARRY WEITZER, President




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